Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

OF AQUANTIVE, INC. AND SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS, INC.)

The following unaudited pro forma condensed combined financial statements give effect to the transaction between aQuantive, Inc. and SBI Holdings Inc. using the purchase method of accounting for the business combination.

aQuantive, Inc. (the “Company”) completed the acquisition of SBI Holdings Inc. (“SBI”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated June 27, 2004. Prior to the merger, SBI spun-off certain subsidiary operations. The remaining business components of SBI, referred to herein as “SBI. Razorfish,” were acquired by the Company as a result of the merger in which SBI became a wholly owned subsidiary of the Company. The consideration paid for the acquisition was $85 million in cash and $75 million in convertible notes.

The purchase of SBI.Razorfish was initially reported on a Current Report on Form 8-K dated July 27, 2004 filed on July 28, 2004, which report is being amended hereby to include the financial statements required by Item 9.01.

The transaction will be accounted for as an acquisition of SBI.Razorfish by the Company under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired by the Company in connection with the transaction, based on their fair values as of the completion of the transaction. The excess cost over the net tangible and identifiable intangible assets is allocated to goodwill. The acquisition was structured as purchase of stock for tax purposes. Accordingly, the tax basis of the acquired assets and liabilities are carried over at their historical amounts and goodwill is not deductible for tax purposes.

The unaudited pro forma condensed combined financial statements present the acquisition of SBI.Razorfish under the purchase method of accounting, which reflects the preliminary allocation of the purchase price to the assets acquired and liabilities assumed based on their estimated fair value at the time of the merger. The unaudited pro forma condensed combined financial statements reflect the preliminary purchase price allocation based on the Company’s estimate of the fair value of the assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to finalization of the valuation of intangible assets, other assets acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet of the Company gives effect to the transaction as if it occurred on June 30, 2004. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2003 and the six months ended June 30, 2004 give effect to the transaction as if it had occurred on January 1, 2003.

The accompanying unaudited pro forma condensed combined financial statements are presented in accordance with Article 11 of Regulation S-X. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred if the proposed transaction had been consummated on January 1, 2003 or financial position that would have occurred if the proposed transaction had been consumated on June 30, 2004, nor is it necessarily indicative of future operating results or financial position.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed, including pre-acquisition contingencies. The unaudited pro forma statements do not reflect synergies expected from the combination of the two entities. The unaudited pro forma condensed combined financial statements and the accompanying notes thereto of the Company and SBI.Razorfish should be read in conjunction with and are qualified by the historical financial statements and notes thereto of the Company and SBI.Razorfish. The Company’s historical financial statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2004. SBI.Razorfish’s historical combined financial statements and related notes thereto are attached as Exhibits 99.1 and 99.2 to this Form 8-K/A.

We cannot assure you that the Company will not incur charges in excess of those included in the pro forma total consideration related to the transactions or that management will be successful in its efforts to integrate the operations of the companies.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET

June 30, 2004

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	aQuantive	Carve-out SBI.Razorfish
Assets

Current assets:
Cash and cash equivalents	$81,941	$456	$(85,303	)a	$(2,906)
Short-term investments	65,419	—	—		65,419
Accounts receivable, net of allowances	63,933	26,208	—		90,141
Other receivables	522	—	—		522
Prepaid expenses and other current assets	1,725	275	—		2,000

Total current assets	213,540	26,939	(85,303)		155,176
Property and equipment, net	9,661	3,079	(236	)c	12,504
Goodwill	13,691	15,528	(15,528	)d	134,420
			120,729	b
Other intangible assets, net	8,004	122	(122	)d	33,004
			25,000	b
Other assets	1,623	394	(50	)c	1,762
			(205	)a
Total assets	$246,519	$46,062	$44,285		$336,866

Liabilities and Shareholders’ and Business Unit Equity

Current liabilities:
Line of credit and bank overdraft	$—	$5,651	$(5,651	)c	$—
Bank debt	—	568	(568	)c	—
Related party debt and interest payable, current portion	—	436	(436	)c	—
Capital lease obligations, current portion	—	101	(101	)c	—
Accounts payable	73,219	2,924			76,143
Accrued expenses, current portion	11,946	8,267	(1,848 4,590	)c a	22,955
Pre-billed media	9,998	—	—		9,998
Deferred rent, current portion	341	—	—		341
Deferred revenue	5,198	1,717	—		6,915

Total current liabilities	100,702	19,664	(4,014)		116,352
Convertible debt			74,697	a	74,697
Related party debt and interest payable, net of current portion	—	5,378	(5,378	)c	—
Deferred rent, less current portion	1,282	—	—		1,282
Capital lease obligations, less current portion	—	116	(116	)c	—
Accrued expenses, less current portion	—	3,768	(3,768	)c	—
Deferred income taxes	198	—	—		198

Total liabilities	102,182	28,926	61,421		192,529

Shareholders’ and business unit equity:
Business unit equity	—	17,136	(17,136	)e	—
Common stock	612	—	—		612
Paid-in capital	223,124	—	—		223,124
Accumulated deficit	(79,327)	—	—		(79,327)
Accumulated other comprehensive income	(72)				(72)
Total shareholders’ and business unit equity	144,337	17,136	(17,136)		144,337

Total liabilities and shareholders’ and business unit equity	$246,519	$46,062	$44,285		$336,866

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED BALANCE SHEET

June 30, 2004

The following unaudited pro forma adjustments relate to the merger as if it had occurred on June 30, 2004. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained. Amounts are in thousands.

(a)	Purchase Price Adjustments

The purchase price adjustments reflect the debt issuance and cash payment made for the purchase of SBI Holdings’ common stock and the acquisition-related costs incurred by the Company.

For purposes of the pro forma financial information, the following table presents the components of the purchase price consideration:

Purchase price of SBI Holdings’ common stock	$160,000
Estimated acquisition-related costs	4,795

Total purchase price consideration	$164,795

The acquisition-related costs consist primarily of severance payments to former SBI.Razorfish employees, investment banking, legal and accounting fees, consulting and other directly related charges. As of June 30, 2004, the Company had accrued for $205 of the estimated acquisition-related costs and classified these charges as other assets. The remaining $4,590 appears as a pro forma adjustment to accrued liabilities.

The following table presents the components of the consideration for SBI Holdings’ common stock:

Cash	$85,303
Convertible notes	74,697

$160,000

The convertible notes (the “Notes”) were issued to the former owners of SBI and mature on January 28, 2008. Interest is accrued on the principal at an annual rate initially at 1.5%, increasing to 1.75% on January 1, 2005 and increasing 0.50% each quarter thereafter up to a maximum interest rate of 7.0%. Interest payments are made semi-annually on December 15 and June 15 of each year, with the first payment to be made on December 15, 2004. The principal amount of the Notes, together with all accrued and unpaid interest, due and owing under the Notes shall be convertible at any time on or before the close of business on the maturity date into shares of the Company’s common stock, $.01 par value, at an initial conversion price of $15.58 per share, with the conversion rate decreasing each quarter beginning on January 1, 2005 down to a minimum conversion price of $12.36 per share. The Notes are redeemable by the Company at any time prior to maturity at a redemption price equal to one hundred percent (100%) of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest and the Company is required to redeem the Notes prior to an acquisition or change of control of the Company.

On August 24, 2004 and September 20, 2004, the Company sold convertible senior subordinated notes in the aggregate principal amount of $80 million in a private placement. The proceeds of which were used to redeem 100 percent of the Notes issued to the former owners of SBI as described above. The convertible senior subordinated notes bear interest of 2.25 percent per year, payable semi-annually, and are convertible into the Company’s common stock at a conversion price of $12.98 per share. On or after August 15, 2009, August 15, 2014, and August 15, 2019, holders may require the Company to purchase all or a portion of their notes for cash at 100 percent of the principal amount of the notes to be purchased, plus any accrued and unpaid interest. The pro forma combined financial statements do not reflect this private placement.

(b)	Purchase Price Allocation

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of SBI.Razorfish and is for illustrative purposes only. This allocation is preliminary and based on SBI.Razorfish’s assets and liabilities as of June 30, 2004.

Net tangible assets acquired	$19,066
Goodwill	120,729
Intangible assets:
Customer relationships	25,000

Total purchase price	$164,795

Net tangible assets of $19,066 consist primarily of accounts receivable, and property and equipment. Goodwill of $120,729 represents the excess of the purchase price over the fair value of tangible and identifiable intangible assets. The unaudited pro forma condensed combined statements of operations do not reflect the amortization of goodwill acquired in the merger consistent with the guidance in the Financial Accounting Standards Board (“FASB”) Statement No. 142, “Goodwill and Other Intangible Assets.”

Acquired intangible assets consist of customer relationships and will be amortized over the remainder of their estimated useful lives of 6 years. The estimated aggregate amortization expense will approximate $4.2 million in each of the next 6 years.

The historical carrying value of the net tangible assets have been determined to approximate their fair values at the date of acquisition. Property and equipment will be amortized over the remaining useful lives ranging from 2 to 3 years.

(c)	These adjustments represent the elimination of assets and liabilities on the SBI.Razorfish June 30, 2004 combined balance sheet, none of which were assumed as part of the merger by the Company. Net assets were adjusted as follows:

Property and equipment	$(236)
Other assets	(50)
Line of credit and bank overdraft	5,651
Bank debt	568
Related party debt and interest payable	5,814
Capital lease obligations	217
Accrued expenses	5,616

Total adjustment to net assets acquired	$17,580

(d)	These adjustments represent the elimination of SBI.Razorfish’s historical goodwill of $15,528 and intangible assets of $122.

(e)	This adjustment represents the elimination of SBI.Razorfish’s business unit equity account.

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the six months ended June 30, 2004

(in thousands except per share amounts)

(unaudited)

	Historical
	aQuantive	SBI.Razorfish	Pro Forma Adjustments		Pro Forma Combined
Revenue	$50,448	$47,964	$—		$98,412
Reimbursement for project expenses incurred	43	1,142	—		1,185

Total revenue and reimbursements	50,491	49,106	—		99,597

Costs and expenses:
Cost of revenue	8,535	—	—		8,535
Client support	14,196	40,799	1,100	c	56,095
Product development	2,906	—	—		2,906
Sales and marketing	3,984		1,181	c	5,165
General and administrative	8,590	5,456	-73	g	10,500
			(1,181	)c
			(1,100	)c
			(1,192	)f
Reimbursable project expenses	43	1,142	—		1,185
Amortization of intangible assets	846	935	(935	)a	2,929
			2,083	e
Gain on sale of assets, net	—	(45)	—		(45)

Total costs and expenses	39,100	48,287	(117)		87,270

Income from operations	11,391	819	117		12,327
Interest and other income (expense), net	1,057	(47)	(1,120	)b	(58)
			52	d
Income before provision for income taxes	12,448	772	(951)		12,269
Provision for income taxes	793				793

Net income	$11,655	$772	$(951)		11,476

Basic net income per share	$0.19				$0.19

Diluted net income per share	$0.17				$0.16

Shares used in computing basic net income per share	60,741				60,741

Shares used in computing diluted net income per share	69,752				69,752

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

For the six months ended June 30, 2004

The following unaudited pro forma adjustments to the unaudited condensed pro forma combined statement of operation for the six months ended June 30, 2004 relate to the merger as if it had occurred as of January 1, 2003. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

(a)	This adjustment reflects the elimination of SBI.Razorfish’s existing amortization expense for intangible assets for the six months ended June 30, 2004.

(b)	This adjustment reflects interest expense on the convertible notes (the “Notes”) issued to the former owners of SBI which mature on January 28, 2008. Interest is accrued on the principal at an annual rate initially at 1.5%, increasing to 1.75% on January 1, 2005 and increasing 0.50% each quarter thereafter up to a maximum interest rate of 7.0%. Interest payments are made semi-annually on December 15 and June 15 of each year, with the first payment to be made on December 15, 2004. The principal amount of the Notes, together with all accrued and unpaid interest, due and owing under the Notes shall be convertible at any time on or before the close of business on the maturity date into shares of the Company’s common stock, $.01 par value, at an initial conversion price of $15.58 per share, with the conversion rate decreasing each quarter beginning on January 1, 2005 down to a minimum conversion price of $12.36 per share. The Notes are redeemable by the Company at any time prior to maturity at a redemption price equal to one hundred percent (100%) of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest and the Company is required to redeem the Notes prior to an acquisition or change of control of the Company.

The adjusted interest expense was calculated assuming 100% of the original debt was outstanding as of January 1, 2004 and scheduled payments were made when due.

On August 24, 2004 and September 20, 2004, the Company sold convertible senior subordinated notes in the aggregate principal amount of $80 million in a private placement. The proceeds of which were used to redeem 100 percent of the Notes issued to the former owners of SBI as described above. The convertible senior subordinated notes bear interest of 2.25 percent per year, payable semi-annually, and are convertible into the Company’s common stock at a conversion price of $12.98 per share. On or after August 15, 2009, August 15, 2014, and August 15, 2019, holders may require the Company to purchase all or a portion of their notes for cash at 100 percent of the principal amount of the notes to be purchased, plus any accrued and unpaid interest. The pro forma combined financial statements do not reflect this private placement.

(c)	These adjustments reflect reclassifications in order to conform SBI.Razorfish’s financial statement presentation to be consistent with aQuantive’s financial statement presentation.

(d)	This adjustment reflects the elimination of SBI.Razorfish’s interest expense, the expense associated with debt the Company did not assume in the merger.

(e)	This adjustment represents the amortization of customer relationships for the six months ended June 30, 2004.

(f)	This adjustment relates to shared general corporate expenses of SBI Holdings that were allocated to the SBI.Razorfish carve-out statement of operations for the six months ended June 30, 2004. The adjustment includes salary and rent expense related to SBI Holdings corporate employees who are no longer associated with SBI.Razorfish after the merger.

(g)	This adjustment reflects the depreciation expense associated with property and equipment that was not assumed by the Company as part of the merger.

PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2003

(in thousands except per share amounts)

(unaudited)

	Historical
	aQuantive	SBI.Razorfish	Pro Forma Adjustments		Pro Forma Combined
Revenue	221,883	$92,594	$—		$314,477
Reimbursement for project expenses incurred	84	3,703	—		3,787

Total revenue and reimbursements	221,967	96,297	—		318,264

Costs and expenses:
Cost of revenue	167,709	—			167,709
Client support	20,599	79,970	1,832	c	102,401
Product development	3,993	—	—		3,993
Sales and marketing	4,911	—	1,648	c	6,561
			2	c
General and administrative	13,796	8,849	(157	)g	17,076
			(1,834	)c
	—	—	(1,648	)c	—
	—	—	(1,930	)f	—
Reimbursable project expenses	84	3,703	—		3,787
Amortization of deferred stock compensation	1,103	—	—		1,103
Amortization of intangible assets	276	2,547	(2,547	)a	4,443
			4,167	e
Gain on sale of assets, net	—	(23)			(23)

Total costs and expenses	212,471	95,046	(467)		307,050

Income from operations	9,412	1,251	467		11,214
Interest expense	—	(1,427)	1,427	d	(1,307)
			(1,307	)b
Interest and other income, net	3,164	98	—		3,262

Income (loss) before provision for income taxes	12,576	(78)	587		13,169

Provision for income taxes	876	13	—		889

Net income	$11,784	$(91)	$587		$12,280

Basic net income per share	$0.20				$0.23

Diluted net income per share	$0.17				$0.20

Shares used in computing basic net income per share	59,304				59,304

Shares used in computing diluted net income per share	68,354				68,354

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2003

The following unaudited pro forma adjustments to the unaudited condensed pro forma combined statement of operations for the year ended December 31, 2003 relate to the merger as if it had occurred as of January 1, 2003. The pro forma adjustments are based on preliminary estimates that may change as additional information is obtained.

(a)	This adjustment reflects the elimination of SBI.Razorfish’s existing amortization expense for intangible assets for the year ended December 31, 2003.

(b)	This adjustment reflects interest expense on the convertible notes (“the Notes”) issued to the former owners of SBI which mature on January 28, 2008. Interest is accrued on the principal at an annual rate initially at 1.5%, increasing to 1.75% on January 1, 2005 and increasing 0.50% each quarter thereafter up to a maximum interest rate of 7.0%. Interest payments are made semi-annually on December 15 and June 15 of each year, with the first payment to be made on December 15, 2004. The principal amount of the Notes, together with all accrued and unpaid interest, due and owing under the Notes shall be convertible at any time on or before the close of business on the maturity date into shares of the Company’s common stock, $.01 par value, at an initial conversion price of $15.58 per share, with the conversion rate decreasing each quarter beginning on January 1, 2005 down to a minimum conversion price of $12.36 per share. The Notes are redeemable by the Company at any time prior to maturity at a redemption price equal to one hundred percent (100%) of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest and the Company is required to redeem the Notes prior to an acquisition or change of control of the Company.

The adjustment to interest expense was calculated assuming 100% of the original debt was outstanding as of January 1, 2003 and scheduled payments were made when due.

On August 24, 2004 and September 20, 2004, the Company sold convertible senior subordinated notes in the aggregate principal amount of $80 million in a private placement. The proceeds of which were used to redeem 100 percent of the Notes issued to the owners of SBI as described above. The convertible senior subordinated notes bear interest of 2.25 percent per year, payable semi-annually, and are convertible into the Company’s common stock at a conversion price of $12.98 per share. On or after August 15, 2009, August 15, 2014, and August 15, 2019, holders may require the Company to purchase all or a portion of their notes for cash at 100 percent of the principal amount of the notes to be purchased, plus any accrued and unpaid interest. The pro forma combined statements do not reflect this private placement.

(c)	These adjustments reflect reclassifications in order to conform SBI. Razorfish’s financial statement presentation to be consistent with aQuantive’s financial statement presentation.

(d)	This adjustment reflects the elimination of SBI. Razorfish’s interest expense associated with the debt which was not acquired in the merger.

(e)	This adjustment represents the amortization of customer relationships for the year ended December 31, 2003.

(f)	This adjustment relates to shared general corporate expenses of SBI Holdings that were allocated to the SBI. Razorfish carve-out statement of operations for the year ended December 31, 2003. The adjustment includes salary and rent expense related to SBI Holdings corporate employees who are no longer associated with SBI. Razorfish after the merger.

(g)	This adjustment reflects the depreciation expense associated with property and equipment that was not assumed by the Company as part of the merger.